Exhibit 2.5

[LOGO]	The CIT Group/
Commercial Services, Inc.
300 South Grand Avenue
Los Angeles, CA 90071
213 613-2400

Date:	5/3/99

W/C IMPORTS INC.

905 East Katella Avenue

Anaheirn, Ca 92805

NON-NOTIFICATION FACTORING AGREEMENT

Ladies and Gentlemen:

We are pleased to confirm the terms and conditions that will govern our funds in use accounting, non-notification factoring arrangement with advances (the “Agreement”).

1.     SALE OF ACCOUNTS

You sell and assign to us, and we purchase as absolute owner, all accounts receivable arising from your sales of inventory or rendition of services, including those under any trade names, through any divisions and through any selling agent (collectively, the “Accounts” and individually, an “Account”).

2.     CREDIT APPROVAL

2.1        Request for credit approval for all of your orders must be submitted to our Credit Department via computer by either: (a) On-Line Terminal Access, or (b) Electronic Batch Transmission.  If you are unable to submit orders via computer, then orders can be submitted over the phone, by fax or in writing.  All credit decisions by our Credit Department (including approvals, declines and holds) will be sent to you daily by a Credit Decisions Report, which constitutes the official record of our credit decisions.  Credit approvals will be effective only if shipment is made or services are rendered within thirty (30) days from the completion date specified in our credit approval.  We may withdraw credit approval of any Account any time before delivery is made or services are rendered.

2.2        We assume the Credit Risk on each Account approved in the Credit Decision Report.  “Credit Risk” means the customer’s failure to pay the Account in full when due on its longest maturity solely because of its financial inability to pay.  If there is any change in the amount, terms, shipping date or delivery date for any shipment of goods or rendition of services (other than accepting returns and granting allowances as provided in section 8 below), you must submit a change of terms request to us, and, if such pertains to a Factor Risk Account, then we shall advise you of our decision either to retain the Credit Risk or to withdraw the credit approval.  Accounts on which we bear the Credit Risk are referred to collectively as “Factor Risk Accounts”, and individually as a “Factor Risk Account”.  Accounts on which you bear some or all of the risk as to credit are referred to collectively as “Client Risk Accounts”, and individually as a “Client Risk Account”.

2.3        We shall have no liability to you or to any person, firm or entity for declining, withholding or withdrawing credit approval on any order.  If we decline to credit approve an order and furnish to you any information regarding the credit standing of that customer, such information is confidential and you agree not to reveal same to the customer, your sales agent or any third party.  You agree that we have no obligation to perform, in any respect, any contracts relating to any Accounts.

3.     INVOICING, REPORTING AND COLLECTING

3.1        Your invoices need not bear a notice that the Accounts have been assigned to us.  All Invoices, or their equivalents, will be promptly mailed or otherwise transmitted by you to your customers at your expense.  You will provide us with copies of all Invoices (or the equivalent thereof if the invoices were sent electronically), confirmation of the sale of the Accounts to us and proof of shipment or delivery, all as we may reasonably request.  If you fail to provide us with copies of such invoices (or equivalents) or such proofs when requested by us, we will not bear any Credit Risk as to those Accounts.

3.2        In addition, you will provide us with reports on collections credits and deductions and such other information and reports, all as we may reasonably request.  Until otherwise requested by us, you agree to furnish us the following information and reports: (a) within five (5) business days after the end of each business day, a confirmatory schedule of assigned Accounts for that day’s sales, and (b) within five (5) business days after the end of each month, an accounting of all of your sales for the month, showing gross sales, net sales and an aged accounts receivable trial balance, as of the close of such month, listing the names and addresses of all of your customers.

3.3        Until we have advised you to the contrary, you will in your name and at your expense, but for our benefit and on our behalf, enforce, collect and receive all amounts owing on the Accounts.  The aforesaid privilege will terminate automatically upon the institution by or against you of any proceeding under any bankruptcy or insolvency law, or on the termination of this Agreement, or at our election, upon the breach by you of any provision of this Agreement.  Out-of-pocket collection, legal or litigation expenses incurred or to be incurred by you, with respect to Factor Risk Accounts may be incurred for our account only if you obtain our prior written consent.

3.4        Any and all checks, cash, notes or other instruments or property received by you with respect to Accounts shall be held by you in trust for us, separate from your own property and funds, and immediately turned over to us with proper assignments or endorsements.  At our request, you will deposit it in account(s) at such banks as we may from time to time designate, or you will instruct your customers to remit funds to lock box(es) maintained at banks as are acceptable to us, and which shall be under our exclusive control.  You shall provide us with copies of the deposit slips for each day’s deposits on the next following business day, and on the first business day of each week, you shall provide us with a report of all collections for the preceding week, showing the gross amount of such Accounts and the net amount collected thereon.

3.5        We may, at any time, in our discretion, notify any customer of our interest in any Factor Risk Accounts, Instruct such customer to make all payments thereafter directly to us, and otherwise deal in all respects with such customer either In your name or in our name.  The aforesaid shall extend to all Accounts upon the Institution by or against you of any proceeding under any bankruptcy or insolvency law, or upon the termination of this Agreement, or, at our election, upon the breach by you of any provision of this Agreement.  We may, at any time, request verification of balances owing on any and all Accounts from your customers, using your name with the responses directed to an address under our control.

4.     REPRESENTATIONS AND WARRANTIES

4.1        You represent and warrant that: each Account is based upon a bona fide sale and delivery of Inventory or rendition of services made by you in the ordinary course of business; the inventory being sold and the Accounts created are your exclusive property and are not, and will not be, subject to any lien, consignment arrangement, encumbrance or security interest other than in our favor: all amounts are due in United States Dollars; any taxes or fees relating to your Accounts or inventory are solely your responsibility; and none of the Accounts factored with us hereunder represent sales to any subsidiary, affiliate or parent company.  You also warrant and represent that: your customers have accepted the goods or services and owe and are obligated to pay the full amounts stated in the Invoices according to their terms, without dispute, claim, offset, defense, deduction, rejection, recoupment, counterclaim or contra account, other than as to returns and allowances as provided in section 8 below (the foregoing being referred to in this Agreement as “Customer Claims”).

4.2        You further represent and warrant that: you are a duly organized and validly existing business organization qualified to do business in all states where required; the most recent financial statements provided by you to us accurately reflect your financial condition as of that date and there has been no material adverse change in your financial condition since the date of those financial statements.  You agree to furnish us with such information concerning your business affairs and financial condition as we may reasonably request from time to time.  You will furnish to us as soon as possible, but not later than one hundred twenty (120) days after the close of each of your fiscal years, your financial statements as of the end of such year, audited by a firm of Independent, certified public accountants, selected by you and acceptable to us.

4.3        You agree that you will promptly notify us of any change in your: name; location of your chief executive office, place(s) of business, use of trade names and divisions, and legal or business structure.  Further, you agree that you will promptly notify us of any change in control of the ownership of your business organization, and of significant lawsuits or proceedings against you.

5.     PURCHASE OF ACCOUNTS

We shall purchase the Accounts for the gross amount of the respective Invoices, less: factoring fees or charges, trade and cash discounts allowable to, or taken-by, your customers, credits, cash on account and allowances (“Purchase Price”).  Our purchase of the Accounts will be reflected on the Statement of Account (defined in section 10 below), which we shall render to you, which will also reflect all credits and discounts made available to your customers.

6.     ADVANCES

At your request, and in our sole discretion, we may advance funds to you of up to eighty-five percent (85%) of your Factor Risk Accounts, prior to the collection of the Accounts.  We have the right, at any time and from time to time, to hold any reserves we deem reasonably necessary as security for the payment and performance of any and all of your Obligations (defined in section 12 below).  All amounts you owe us, Including all advances to you and any debit balance in your Client Position Account (defined in section 10 below), and any Obligations, are payable on demand and may be charged to your account at any time.

7.     PAYMENT OF ACCOUNTS

7.1        We shall charge your account monthly with the cost of two (2) calendar days on all payments at the rate charged by us in section 14.1 below on debit balances.  No checks, drafts or other instruments that may be received by us will constitute final payment of an Account unless and until such items have actually been collected.

7.2        You will submit to us your written request for adjustment of past due receivables (asking us to mature Factor Risk Accounts) no later than ninety (90) days after the longest maturity date of the Invoice.  The amount of the Purchase Price of any Factor Risk Account which remains unpaid, and which was timely submitted to us, will be deemed collected and will be credited to your account as of the earlier of the following dates:

(a)  the date of the Account’s longest maturity if a proceeding or petition is filed by or against the customer under any state or federal bankruptcy or insolvency law, or if a receiver or trustee is appointed for the customer; or

(b)  the last day of the third month following the Account’s longest maturity date if such Account remains unpaid as of said date without the occurrence of any of the events specified in clause (a) above.

The request for adjustment must be accompanied by true copies of the invoices, original proofs of delivery, a written report of your efforts to effect collection thereof and confirmation of your prior notification, if any, to us of a collectability problem pursuant to section 8 below.  If any Factor Risk Account credited to you was not paid for any reason other than Credit Risk, we shall reverse the credit and charge your account accordingly, and such Account is then deemed to be a Client Risk Account.

8.     CUSTOMER CLAIMS AND CHARGE BACKS

8.1        You must notify us promptly of any matter affecting the value, enforceability or collectability of any Account and of all Customer Claims.  You agree to promptly Issue credit memoranda or otherwise adjust the customer’s account upon accepting returns or granting allowances.  For full invoice credit memoranda, you agree to send duplicate copies thereof to us and to confirm their assignment to us.  You may continue to do so until we have advised you that all such credits or allowances on

Factor Risk Accounts require our prior written approval.  We shall cooperate with you in the adjustment of Customer Claims, but we retain the right to adjust Customer Claims on Factor Risk Accounts directly with customers, upon such terms, as we in our sole discretion may deem advisable.

8.2        We may at any time adjust your account on our books by the amount of:  (a) any Factor Risk Account which is not paid in full when due for any reason other than Credit Risk; (b) any Factor Risk Account which is not paid in full when due because of an act of God, civil strife, or war: (c) anticipation (interest) deducted by a customer on any Account: (d) Customer Claims; (e) any Client Risk Account which is not paid in full when due; (f) any Account for which there is a breach of any representation or warranty; and (g) any deduction taken by a customer.

8.3        We may at any time charge to your account the amount of:  (a) payments we receive on Client Risk Accounts which we are required at any time to turnover or return (including preference claims); (b) all remittance expenses (including incoming wire charges, currency conversion fees and stop payment fees), other than stop payment fees on Factor Risk Accounts: (c) expenses, collection agency fees and attorneys’ fees incurred by us in collecting or attempting to collect any Client Risk Account or any Obligation (defined in section 12 below): and (d) our fees for handling collections on Client Risk Accounts which you have requested us to process, as provided in the Guide (see section 18.2 below).

9.     HANDLING AND COLLECTING ACCOUNTS; RETURNED GOODS.

9.1        As owners of the Factor Risk Accounts, we have the right to: (a) bring suit, or otherwise enforce collection, In your name or ours; (b) modify the terms of payment, (c) settle, compromise or release, in whole or in  part, any amounts owing, and (d) issue credits in your name or ours.  To the extent applicable, you waive any and all claims and defenses based on suretyship.  If moneys are due and owing from a customer for both Factor Risk Accounts and Client Risk Accounts, you agree that any payments or recoveries received on such Accounts may be applied first to any Factor Risk Accounts .  Once you have granted or issued a discount, credit or allowance on any Account, you have no further interest therein.  Any checks, cash, notes or other documents or instruments, proceeds or property received with respect to the Accounts must be held by you in trust for us, separate from your own property, and immediately turned over to us with proper endorsements.  We may endorse your name or ours on any such check, draft, instrument or document.

9.2        As owners and assignees of the Accounts and all proceeds thereof, upon our written notice, you will, at your expense, set aside, mark with our name and hold in trust for us, any and all returned, rejected, reclaimed or repossessed Inventory (“Returned Goods”).  Further, upon such notice, you agree promptly: to notify us of all Returned Goods and, at our request, either to deliver same to us, or to pay us the invoice price thereof, or to sell the same for our account.

10.  STATEMENT OF ACCOUNT

After the end of each month, we shall send you certain reports reflecting Accounts purchased, advances made, fees and charges and all other financial transactions between us during that month (“Reports”).  The Reports sent to you each month include a Statement of Account reflecting transactions in three sections:  Accounts Receivable, Client Position Account and Funds In Use.  The Reports shall be deemed correct and binding upon you and shall constitute an account stated between us unless we receive your written statement of exceptions within thirty (30) days after same are mailed to you.

11.  GRANT OF SECURITY INTEREST

11.1      You hereby assign and grant to us a continuing security interest in all of your right, title and interest in and to all of your now existing and future: (a) accounts receivable (including Accounts), instruments, documents, chattel paper, general intangibles, and any other obligations owing to you; (b) unpaid seller’s rights (including rescission, repossession, replevin, reclamation and stoppage in transit); (c) rights to any inventory represented by the foregoing, including Returned Goods; (d) reserves and credit balances arising hereunder; (e) guarantees or collateral for the foregoing (including rights under any letters of credit or other credit enhancements in your favor); (f) Insurance policies, proceeds or rights relating to the foregoing; (g) federal, state and local income tax refunds; (h) cash and non-cash proceeds of the foregoing; and (i) Books and Records (defined in section 13 below) evidencing or pertaining to the foregoing.

11.2      You agree to comply with all applicable laws to perfect our security interest in collateral pledged to us hereunder, and to execute financing statements and other documents as we may require to effectuate the foregoing and to implement this Agreement.  To the extent permitted by applicable law, you authorize us to sign your name, or to file financing statements or continuations without your signature, all in order to create, perfect or maintain our security interest in the collateral.

12.  OBLIGATIONS SECURED

The security interest granted hereunder and any lien or security interest that we now or hereafter have in any of your other assets, collateral or property, secure the payment and performance of all of your now existing and future indebtedness and obligations to us, whether absolute or contingent, whether arising under this Agreement or any other agreement or arrangement between us, by operation of law or otherwise (“Obligations”).  Obligations also includes ledger debt (which means indebtedness for goods and services purchased by you from any party whose accounts receivable are factored or financed by us), and indebtedness arising under any guaranty, credit enhancement or other credit support granted by you in our favor.  Any reserves or balances to your credit and any other assets, collateral or property of yours in our possession constitutes security for any and all Obligations.

13.  BOOKS AND RECORDS AND EXAMINATIONS

13.1      You agree to maintain such Books and Records concerning the Accounts as we may reasonably request and to reflect our ownership of the Accounts therein.  “Books and Records” means your accounting and financial records (whether paper, computer or electronic), data, tapes, discs, or other media, and all programs, files, records and procedure manuals relating thereto, wherever located:

13.2      Upon our reasonable request, you agree to make your Books and Records available to us for examination and to permit us to make copies or extracts thereof.  Also, you agree to permit us to visit your premises during your business hours and to conduct such examinations, as we deem reasonably necessary.  To cover our costs and expenses of any such examinations, we shall charge you a fee for each day, or part thereof, during which such examination is conducted, plus any out-of-pocket costs and expenses incurred by us, as provided in the Guide (see section 18.2 below).

14.  INTEREST

14.1      Interest shall be charged as of the last day of each month on any debit balance in your Funds-In-Use Account each day during that month, at your option, on either a “LIBOR Rate” or a “Chase Rate” basis.  (The amount that appears in your Funds-In-Use Account is the difference between the balance in your Accounts Receivable Account and the balance in your Client Position Account.)  You will indicate your option by notifying us of your choice, in writing, at least fifteen (15) days prior to the beginning of each calendar month.  Such choice shall remain in effect for each calendar month thereafter until further written notification has been given to us as set forth above.

a)         Interest computed on a LIBOR Rate basis will be calculated at a rate per annum equal to two and one-fourth percent (2.25%) above the LIBOR Rate.  The “LIBOR Rate” is the rate of interest published in the Wall Street Journal as the London InterBank Offered Rates for one month.  The rate of interest hereunder shall change as of the first day of each month so as to maintain a rate of two and one-fourth (2.25) percent above the LIBOR Rate published in the Wall Street Journal, which is in effect as of the last business day of the immediately preceding month.

b)         Interest computed on the Chase Rate is charged as of the last day of each month based on the daily debit balances in your Funds In Use account for that month, at a rate equal to the greater of: (a) one-half of one percent (.50%) below the Chase Rate (defined below), or (b) six percent (6%) per annum.  The Chase Prime Rate is the per annum rate of interest publicly announced by The Chase Manhattan Bank (or its successor) in New York, New York from time to time as its prime rate, and is not intended to be the lowest rate of Interest charged by The Chase Manhattan Bank to its borrowers.  Any change in the rate of interest hereunder due to a change in the Chase Prime Rate will take effect as of the first of the month following such change in the Chase Prime Rate.  Interest will be credited as of the last day of each month based on the daily credit balances in your Funds In Use account for that month, at a rate of four percent (4%) per annum below the Chase Prime Rate being used to calculate Interest for the period.  All interest is calculated on a 360-day year.

14.2      If, for any reason, the LIBOR Rate is not ascertainable, interest shall be computed on a Chase Rate basis.  In no event, shall the rate charged hereunder exceed the highest rate permitted under applicable law.  If we do receive Interest hereunder in excess of the highest rate permissible, you agree that your sole remedy shall be to seek repayment of such excess, and you hereby waive any and all other rights and remedies which may be available to you under law or in equity

14.3      In no event will Interest charged hereunder exceed the highest lawful rate.  In the event, however, that we do receive Interest in excess of the highest lawful rate, you agree that your sole remedy would be to seek repayment of such excess, and you irrevocably waive any and all other rights and remedies which may be available to you under law or in equity.

15.  FACTORING FEES AND OTHER CHARGES

15.1      For our services hereunder, you will pay us a factoring fee or charge of three-tenths of one percent (.30%) of the gross face amount of all Accounts, less trade and cash discounts, factored with us.

15.2      You agree to pay all costs and expenses incurred by us in connection with the preparation, execution, administration and enforcement of this Agreement, including all reasonable fees and expenses attributable to the services of our attorneys (whether In-house or outside), search fees and public record filing fees.  Furthermore, you agree to pay our fees (as more fully set forth in the Guide, see section 18.2 below) including fees for: (a) special reports prepared by us at your request; (b) wire transfers, in the amount of $15.00 each, but not to exceed $300.00 per month: (c) your usage of our on-line computer services, at a rate of $20.00 per hour, or any part thereof, but not to exceed $100.00 per month, or any part thereof.  All such fees will be charged to your account when incurred.  We may change our fees from time to time upon notice to you; however, any failure to give you such notice does not constitute a breach of this Agreement and does not impair our ability to institute any such change.

15.3      Any tax or fee of any governmental authority imposed on or arising from any transactions between us, any sales made by you, or any inventory relating to such sales is your sole responsibility (other than income and franchise taxes imposed on us which are not related to any specific transaction between us).  If we are required to withhold or pay any such tax or fee, or any interest or penalties thereon, you hereby indemnify and hold us harmless therefor and we shall charge your account with the full amount thereof.

16.  TERMINATION

16.1      You may terminate this Agreement only as of an Anniversary Date and then only by giving us at least sixty-(60) day’s prior written notice of termination.  “Anniversary Date” means the last day of the month occurring one year from the date hereof, and the same date in each year thereafter.  Subsequent to the Anniversary Date, and at all time thereafter, you shall be entitled to terminate this Agreement at any time by giving us written notice stating a termination date at least sixty (60) days from the date such notice is given.  In the event that this Agreement is terminated by you prior to an Anniversary Date, we shall be entitled to the unpaid portion of the Minimum Factoring Fees, if any for such Period, as provided in Section 15.1 above, as of the effective date of termination.  Except as otherwise provided, we may terminate this Agreement at any time by giving you at least sixty (60) days prior written notice of termination.  However, we may terminate this Agreement immediately, without prior notice to you, upon the occurrence of an Event of Default (defined in Section 17.1 below).

16.2      This Agreement remains effective between us until terminated as herein provided.  Unless sooner demanded, all Obligations will become immediately due and payable upon any termination of this Agreement.

16.3      All of our rights, liens and security interests hereunder continue and remain in full force and effect after any termination of this Agreement and pending a final accounting, we may withhold any balances in your account unless we are supplied with an indemnity satisfactory to us to cover all Obligations.  You agree to continue to assign accounts receivable to us and to remit to us all collections on accounts receivable, until all Obligations have been paid in full or we have been supplied with an indemnity satisfactory to us to cover all Obligations.

17.  EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT

17.1      It is an “Event of Default” under this Agreement if: (a) your business ceases or a meeting of your creditors is called; (b) any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding is commenced by or against you under any federal or state law; (c) you breach any representation, warranty or covenant contained in this Agreement; or (d) you fall to pay any Obligation when due.

17.2      After the occurrence of an Event of Default, which is not waived by us, we may terminate this Agreement without notice to you.  We shall then have immediate access to, and may remove from any premises where same may be located, any and all Books and Records as may pertain to the Accounts, Returned Goods and any other collateral hereunder.  Furthermore, as may be necessary to administer and enforce our rights in the Accounts, Returned Goods and any other collateral hereunder, or to facilitate the collection or realization thereof, we have your permission to: (a) use (at your expense) your personnel, supplies, equipment, computers and space, at your place of business or elsewhere; and (b) notify postal authorities to change the address for delivery of your mail to such address as we may designate and to receive and open your mail.  We agree to turn over to you or your representative all mail not related to the aforesaid purposes.

17.3      After the occurrence of an Event of Default which is not waived by us, with respect to any other property or collateral in which we have a security interest, we shall have all of the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code.  If notice of Intended disposition of any such property or collateral is required by law, it is agreed that five (5) days’ notice constitutes reasonable notice.  The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, costs and expenses (including reasonable attorneys’ fees) will be applied by us to the payment or satisfaction of the Obligations, whether due or to become due, in such order as we may elect.  You remain liable to us for any deficiencies.  With respect to Factor Risk Accounts and Returned Goods relating thereto, you hereby confirm that we are the owners thereof, and that our rights of ownership permit us to deal with this property as owner and you confirm that you have no interest therein.

18.          MISCELLANEOUS PROVISIONS

18.1         This Agreement, and all attendant documentation, as the same may be amended from time to time, constitutes the entire agreement between us with regard to the subject matter hereof, and supersedes any prior agreements or understandings.  Only a writing signed by both of us can change this Agreement.  Our failure or delay in exercising any right hereunder will not constitute a waiver thereof or bar us from exercising any of our rights at any time.  The validity, interpretation and enforcement of this Agreement are governed by the laws of the State of California, excluding the conflict laws of such State.

18.2         The Client Service Guide, as supplemented and amended from time to time (the “Guide”) has been furnished to you or is being furnished to you concurrently with the signing of this Agreement, and by your signature below you acknowledge receipt thereof.  The Guide provides information on credit approval processes, accounting procedures and fees.  The procedures for Electronic Batch Transmission are covered in supplemental instructions to the Guide.  From time to time, we may provide you with amendments, additions, modifications, revisions or supplements to the Guide, which will be operative for transactions between us.  All information and exhibits contained in the Guide, on any screen accessed by you, and on any print-outs, reports, statements or notices received by you are, and will be, our exclusive property and are not to be disclosed to, or used by, anyone other than you, your employees or your professional advisors, in whole or in part, unless we have consented in writing.

18.3         This Agreement binds and benefits each of us and our respective successors and assigns, provided, however, that you may not assign this Agreement or your rights hereunder without our prior written consent.

18.4         Section headings are for convenience only and are not controlling.  The use of “Including” means “including without limitation”.

18.5         If any provision of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision will be inapplicable and deemed omitted to such extent, but the remainder will not be Invalidated thereby and will be given effect so far as possible.

19.          JURY TRIAL WAIVER

To the extent permitted by applicable law, we each hereby waive any right to a trial by jury in any action or proceeding arising directly or indirectly out of this Agreement, or any other agreement or transaction between us or to which we are parties.

If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the original and one copy of this Agreement.  This Agreement will take effect as of the date set forth above but only after being accepted below by one of our officers in Los Angeles, California, after which we shall forward a fully executed copy to you for your files.

Very truly yours,

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By	/s/ Robert K. Lewin
Robert K. Lewin, Vice President

Read and Agreed to:

W/C IMPORTS INC.

By	/s/ Patrick J. McCullagh

	Name:	PATRICK J. McCULLAGH

	Title:	PRESIDENT

Accepted in Los Angeles, California

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By	/s/ Martin Eckstein
Name: Martin Eckstein
Title: VP.

[LOGO]	The CIT Group/
Commercial Services Inc.
300 South Grand Avenue
Los Angeles, CA 90071
213 613-2400

Date:	5/3/99

W/C IMPORTS INC.

905 East Katella Avenue

Anaheim, Ca 92805

INVENTORY SECURITY AGREEMENT

Ladies and Gentlemen:

This agreement is being executed by you to induce us to make loans or advances to you and to induce us to enter into or continue a factoring or financing arrangement with you, and is executed in consideration of our doing or having done any of the foregoing.

1.     ADVANCES

1.1           We are considering making advances to you in our sole discretion and from time to time of up to sixty percent (60%) of the value of your Eligible Inventory (as hereinafter defined) calculated on the basis of the lower of cost or market, with cost calculated on a first in-first out basis.  Eligible Inventory shall mean the gross amount of your inventory (as hereinafter defined) that is subject to a valid exclusive, first priority and fully perfected security interest in our favor and which Inventory at all times continues to be acceptable to us in our reasonable business judgment and less any a) work-in-process, b) supplies, other than raw material, c) inventory not present in the United States of America, d) inventory returned or rejected by your customers other than goods that are undamaged and resalable in the normal course of business, e) inventory to be returned to your suppliers, f) inventory in transit to third parties (other than your agents or warehouses), g) inventory in possession of a warehouseman, bailee or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to us) and we have taken all other action required to perfect our security interest in such inventory, and h) less any reserves required by us in our reasonable discretion, including for special order goods, discontinued, slow-moving and obsolete inventory, market value declines, bill and hold (deferred shipment), consignment sales and shrinkage.

1.2           The amount of the loans and advances made or to be made by us to you, and the period of time during which they are to remain outstanding shall at all times be in our sole discretion.  (The ratio of Eligible inventory to such loans and advances and to the other Obligations referred to herein must be satisfactory to us at all times, and the valuation and acceptability of the Eligible inventory is to be determined exclusively by us.  We are to be at liberty, from time to time, without responsibility or liability to you, to revise any limit placed by us on loans and advances or other Obligations.  Furthermore, all such advances remain payable to us on demand.

1

1.3           Nothing contained herein shall be construed as limiting or modifying, in any way, our right to; (a) hold any reserve we deem necessary as security for payment and performance of your Obligations, and/or (b) change the aforementioned advance rate or entirely cease making advances.

2.     GRANT OF SECURITY INTEREST

2.1           As security for the prompt payment in full of all Obligations (as hereinafter defined) due by you from time to time to us, in conjunction with the factoring or accounts receivable financing agreement between us, as amended from time to time (herein the “Agreement”), you hereby pledge and grant to us a continuing general lien upon, and security interest in (herein “Security Interest”), the following described “Inventory”:

All present and hereafter acquired merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production from raw materials through work-in-process to finished goods and all proceeds of whatever sort.

2.2           The Security interest in the inventory shall extend and attach to:

(a)   All inventory which is presently in existence and which is owned by you or in which you have any ownership interest, and all inventory which you may purchase or in which you may acquire any ownership interest at any time and from time to time in the future, whether such inventory is in transit or in your or our constructive, actual or exclusive possession, or is held by others for your account;

(b)   All inventory wherever located, including, without limitation, all inventory which may be located on your premises or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, converters, processors, or other third persons who may have possession of the Inventory; and

(c)   All inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either of us from your customers, as well as to all supplies, goods, incidentals, packaging materials, and any other items which contribute to the finished goods or products manufactured or processed by you, or to the sale, promotion or shipment thereof.

3.     OBLIGATIONS SECURED

The Security Interest granted hereunder and any lien or security interest that we now or hereafter have in any of your other assets, collateral or property, secure the payment and performance of all of your now existing and future indebtedness and obligations to us, whether absolute or contingent, whether arising under the Agreement, this agreement or any other agreement or arrangement between us, by operation of law or otherwise including ledger debt (which is indebtedness for goods and services purchased by you from any

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party whose accounts receivable are factored or financed by US), and indebtedness arising under any guaranty, credit enhancement or other credit support granted by us in your favor, including any accommodation extended with respect to applications for letters of credit, our acceptance of drafts or our endorsement of notes or other instruments for your account and benefit (herein the “Obligations”).  Obligations shall also include, without limitation, all interest, commissions, financing and service charges, and expenses and fees chargeable to and due from you under this agreement, the Agreement or any other agreement or arrangement which may be now or hereafter entered into between us.

4.     REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1           You agree to safeguard, protect and hold all inventory for our account and make no disposition thereof except in the regular course of your business as herein provided.  You represent and warrant that inventory will be sold and shipped by you to your customers only in the ordinary course of your business and then only on open account and on terms not exceeding the terms currently being extended by you to your customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, assigned, endorsed, and turned over and delivered to us.  Invoices covering sales of inventory are to be assigned to us in accordance with the provisions of the Agreement, and the proceeds thereof (if collected by you) are to be turned over to us in accordance with the provisions of the Agreement.  Cash sales of inventory, or sales in which a lien upon or security interest in the inventory is retained by you shall only be made by you with our written approval, and all proceeds of such sales shall not be commingled with your other property, but shall be segregated, held by you in trust for us as our exclusive property, and shall be delivered immediately by you to us in the identical form received by you.  Upon the sale, exchange, or other disposition of the inventory, as herein provided, the Security Interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money; accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and noncash proceeds of such sale, exchange or disposition.  As to any such sale, exchange or other disposition, we shall have all of the rights of an unpaid seller, including stopping in transit, replevin, rescission and reclamation.

4.2           You hereby warrant and represent that you are solvent; that this Security Interest constitutes and shall at all times constitute a first and only lien on the inventory; that you are, or will be at the time additional inventory is acquired by you, the absolute owner of the inventory with full right to pledge, sell, consign, transfer and create a Security Interest therein, free and clear of any and all claims or liens in favor of others; that you will at your expense forever warrant and, at our request,  defend the same from any and all claims and demands of any other person; and that you will not grant, create or permit to exist, any lien upon or security interest in the inventory, or any proceeds, in favor of any other person.

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4.3           You agree to comply with the requirements of all state and federal laws in order to grant to us a valid and perfected first Security Interest in the inventory.  We are hereby authorized by you to file any financing statements or amendments covering the inventory whether or not your signature appears thereon.  To the extent permitted by applicable law, you authorize us to sign your name, or to file financing statements or amendments without your signature, all in order to create, perfect or maintain our security interest in the inventory.  You agree to do whatever we may request, from time to time, by way of: leasing warehouses; Filing notices of lien, financing statements, amendments, renewals and continuations thereof; cooperating with our agents and employees; keeping inventory records; obtaining waivers from landlords and mortgagees; and performing such further acts as we may require in order to effect the purposes of this agreement.

4.4           You agree to maintain Insurance on the inventory under such policies of Insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to us.  All policies covering the inventory are to be made payable to us, in case of loss, under a standard noncontributory “mortgagee”, “lender” or “secured party” clause and are to contain such other provisions as we may require to fully protect our Interest in the inventory and to any payments to be made under such policies.  All original policies or true copies thereof are to be delivered to us, premium prepaid, with the loss payable endorsement in our favor, and shall provide for not less than thirty (30) days prior written notice to us of the exercise of any right of cancellation.  At your request, or if you fail to maintain such insurance, we shall arrange for such insurance, but at your expense and without any responsibility on our part for: obtaining the insurance, the solvency of the Insurance companies, the adequacy of the coverage, or the collection of claims.  The insurance we purchase may not pay any claims made by you or against you in connection with your Inventory.  You are responsible for the costs of this Insurance, including interest and any other charges we may impose in connection with the purchase of this insurance.  The costs of this insurance may be more than insurance you can buy on your own.  You may still obtain insurance of your own choosing, subject to the terms and conditions of this paragraph 4.4, on the inventory.  If you provide us with proof that you have obtained adequate insurance on your inventory.  we will cancel the insurance that we purchased and refund or credit any unearned premiums to you.  In the event that we purchase such insurance, we will notify you of said purchase within thirty (30) days after the date of such purchase.  If, within thirty (30) days after the date notice was sent to you, you provide us with proof that you had adequate insurance on your inventory as of the date we also purchased insurance and that you continue to have the Insurance that you purchased yourself, we will cancel the Insurance that we purchased without charging you any costs, interest, or other charges in connection with the insurance that we purchased.  Unless we shall otherwise agree with you in writing, we shall have the sole right, in our name or yours, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

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4.5           You agree to pay, when due, all taxes, assessments, claims and other charges (herein “taxes”) lawfully levied or assessed upon the inventory unless such taxes are being diligently contested in good faith by you by appropriate proceedings and adequate reserves are established in accordance With GAAP.  Notwithstanding the foregoing, if such taxes remain unpaid after the date fixed for the payment thereof, and a lien therefor shall be claimed which in our opinion might create a valid obligation having priority over the rights granted to us herein, we may then, without notice to you, on your behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to us on demand.  “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

4.6           Any and all fees, costs and expenses, of whatever kind and nature, (including any taxes, attorneys’ fees or costs for insurance of any kind), which we may incur in filing public notices; in preparing of filing documents, making title examinations; in protecting, maintaining, or preserving the inventory; in enforcing or foreclosing the Security Interest hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or related to our transactions with you under this arrangement, shall be borne and paid by you.  If same are not promptly paid by you, we may pay same on your behalf, and the amount thereof shall be an Obligation secured hereby and due to us on demand.

4.7           You agree to comply with all acts, rules, regulations, and orders of any legislative, administrative or judicial body or official, applicable to the inventory or any part thereof, or to the operation of your business; provided that you may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in our opinion, adversely affect our rights or priority in the Collateral hereunder.

5.     BOOKS AND RECORDS AND EXAMINATIONS

5.1           You agree to maintain Books and Records pertaining to the inventory in such detail, form and scope as we shall reasonably require.  “Books and Records” means your accounting and financial records (whether paper, computer or electronic), data, tapes, discs, or other media, and all programs, files, records and procedure manuals relating thereto, wherever located.

5.2           You agree that we or our agents may enter upon your premises at any time during normal business hours, and from time to time, for the purpose of inspecting the inventory and any and all Books and Records pertaining thereto.  You agree to notify us promptly of any change in your name, mailing address, principal place of business or the location of the inventory.  You are also to advise us promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the inventory, or any event which would have a material effect on the value of the inventory or on the Security Interest granted to us herein.

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5.3           You agree to: execute and deliver to us, from time to time, solely for our convenience in maintaining a record of the Inventory, such consignments or written statements as we may reasonably require, designating, identifying or describing the inventory pledged to us hereunder.  Your failure, however, to promptly give us such consignments, or other statements shall not affect, diminish, modify or otherwise limit our Security interest in the inventory.

6.     EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT

6.1           It is an “Event of Default” under this agreement if: (a) your business ceases or a meeting of your creditors is called; (b) any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding is commenced by or against you under any federal or state law; (c) you breach any representation, warranty or covenant contained in this agreement; (d) you fail to pay any Obligation when due; or (e) the occurrence of an Event of Default (as defined therein) under the Agreement.

6.2           After the occurrence of an Event of Default which is not waived by us, we shall have the right, with or without notice to you, to foreclose the Security Interest created herein by any available judicial procedure, or to take possession of the Inventory without Judicial process, and to enter any premises where the Inventory may be located for the purpose of taking possession of or removing the Inventory.  We shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the inventory, whether in its then condition or after further preparation or processing, in your name or in ours, or in the name of such party as we may designate, either at public or private sale or at any broker’s board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as we in our sole discretion may deem advisable, and we shall have the right to purchase at any such sale.  If notice of intended disposition of any said inventory is required by law, five (5) days notice shall constitute reasonable notification.  If any Inventory shall require maintenance, preparation, or is in process or other unfinished state, we shall have the right, at our option, to do such maintenance, preparation, processing or completion of manufacturing, for the purpose of putting the Inventory in such saleable form as we shall deem appropriate.  You agree, at our request, to assemble the inventory and to make it available to us at places which we shall select, whether at your premises or elsewhere, and to make available to us your premises and facilities for the purpose of our taking possession of, removing or putting the inventory in saleable form.  The proceeds of any such sale, lease or other disposition of the Inventory shall be applied first, to the expenses of taking, holding, storing, processing, preparing for sale, selling, and the like, and then to the satisfaction of your Obligations to us, application as to particular Obligations or as to principal or Interest to be in our sole discretion.  You shall be liable to us for, and shall pay to us on demand, any deficiency which may remain after such sale, lease or other disposition, and we in turn agree to remit to you, or your successors or assigns, any surplus resulting therefrom.  The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

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6.3           To the extent that your Obligations are now or hereafter secured by any assets or property other than the Inventory, or by the guarantee, endorsement, assets or property of any other person, then we shall have the right in our sole discretion to determine which rights, security, liens, security interests or remedies we shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or of any of our rights hereunder.

7.     TERMINATION

The rights and Security Interest granted to us hereunder are to continue in full force and effect, notwithstanding the fact that the account maintained in your name on our books may from time to time be temporarily in a credit position, until termination of the Agreement and the final payment in full of all Obligations due us by you.

8.     MISCELLANEOUS PROVISIONS

8.1           This agreement and all attendant documentation, as the same may be amended from time to time, constitutes the entire agreement between us with regard to the subject matter hereof and supersedes any prior agreements or understandings.  This agreement can be changed only by a writing signed by both of us and our failure or delay in exercising any of our rights hereunder will not constitute a waiver thereof, unless such waiver is in writing and signed by us, or bar us from exercising any of our rights at any time.  No course of dealing between us shall change or modify this agreement.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  The validity, interpretation and enforcement of this agreement shall be governed by the laws of the State of California.

8.2           This agreement binds and benefits each of us and our respective successors and assigns, provided, however, that you may not assign this agreement or your rights hereunder without our prior written consent.

8.3           If any provision of this agreement is contrary to, prohibited by, or deemed invalid under, applicable laws or regulations, such provision will be inapplicable and deemed omitted to such extent, but the remainder will not be invalidated thereby and will be given effect so far as possible.

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9.     JURY TRIAL WAIVER

To the extent permitted by applicable law, we each hereby waive any right to a trial by jury in any action or proceeding arising directly or indirectly out of this agreement, or any other agreement or transaction between us or to which we are parties.

If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the original and one copy of this agreement.  The agreement shall take effect as of the date set forth above, after being accepted below by one of our officers after which we shall forward a fully executed copy to you for your files.

Very truly yours,

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ Robert K. Lewin
Robert K. Lewin, Vice President

Read and Agreed to:

W/C IMPORTS INC.

By:	/s/ Patrick J. McCullagh
	Name:	PATRICK J. McCULLAGH
	Title:	PRESIDENT

Accepted at Los Angeles, California

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ Martin Eckstein
	Name:	Martin Eckstein
	Title:	VP.

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CERTIFIED RESOLUTIONS

For Guaranty of Client

I, PATRICK DOWLING, hereby certify that I am the Secretary and the official custodian of certain records, including the Charter, By-Laws, and the Minutes of the Meetings of the Board of Directors of Waterford Wedgwood PLC (herein the “Corporation”), an Irish corporation, and that the following is a true, accurate and compared extract from the minutes of the Board of Directors of said Corporation, duly adopted at a meeting duly called, convened and held on 22/02/02, at which meeting there was present a quorum authorized to transact the business hereinafter described, and that the proceedings at said meeting were in accordance with the laws of the state of incorporation and the Charter and By-Laws of said Corporation, that the same have not been revoked, annulled, modified or amended in any manner whatsoever, that same are in full force and effect, and that all of the Directors have duly approved same.

As said Secretary, I further certify that there are no provisions in the laws of the state of incorporation, or the Charter or the By-Laws of this Corporation or in any amendments thereto, or in any contracts or indentures of the Corporation, restricting the action contemplated by the below resolutions or requiring the consent or authorization of stockholders or of any other person, firm, entity or corporation other than the Board of Directors of this Corporation.

Upon motion duly made and seconded, the following resolutions were unanimously adopted:

“WHEREAS W/C IMPORTS INC. (herein the “Client”) has entered into, or is about to enter into, a factoring arrangement with THE CIT GROUP/COMMERCIAL SERVICES, INC. (herein “CIT”); and

“WHEREAS, this Corporation and the Client are closely affiliated, and there exists a close business and financial relationship among them, and the aforesaid arrangement with CIT is, and will be, of material benefit to both this Corporation and the Client, and will result in a direct business benefit to this Corporation; and

“WHEREAS, to induce CIT to enter into and/or continue said arrangement and/or to make certain loans, advances or other financial accommodations to the Client, this Corporation has been requested to execute an unconditional guaranty of the indebtedness and obligations now or hereafter owing to CIT by the Client; and

“WHEREAS, a form of guaranty having been submitted to this meeting and having been fully considered thereat, and the execution thereof being deemed to be in the best interest of this Corporation, and within the express and implied powers of this Corporation; now, therefore,

“RESOLVED, that a copy of such guaranty be affixed to the Minutes of this meeting and that the President or any other officer of this Corporation be, and each of them hereby is, either singly or together with another officer, authorized and directed to execute and deliver, in the name of and on behalf of this Corporation, the aforementioned guaranty in favor of CIT, and any and all such action of any such officer or officers shall be taken to be the action of this Corporation and of this Board of Directors, and any actions in this regard previously taken by any such officer are hereby ratified and confirmed in all respects.”

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of this Corporation on 22/02/02.

(Date of Execution of this Certificate)

/s/ Patrick Dowling
Secretary

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Date	22 FEBRUARY 2002

To:          THE CIT GROUP/COMMERCIAL SERVICES, INC.

300 S. Grand Ave., 2nd Floor

Los Angeles, CA 90021

GUARANTY

Re:          W/C IMPORTS INC.

(herein “Client”)

Ladies and Gentlemen:

Reference is made to certain factoring or financing agreements or arrangements (herein the “Agreements”) between you and the above-named Client.  Each of the undersigned hereby unconditionally jointly and severally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of all now existing and future indebtedness, obligations or liabilities of the Client to you, howsoever arising, whether direct or indirect, absolute or contingent, secured or unsecured, whether arising under any of the Agreements as now written or as amended or supplemented hereafter, or by operation of law or otherwise.  Further, each of the undersigned agrees to pay to you on demand the amount of all expenses (including reasonable attorney’s fees) incurred by you in collecting or attempting to collect any of the Client’s obligations to you, whether from the Client, or from any other obligor, or from the undersigned, or in realizing upon any collateral; and agrees to pay any interest at the highest lawful rate on all amounts payable to you hereunder, even if such amount cannot be collected from the Client.  (All of the aforementioned obligations, liabilities, expenses and interest are hereinafter collectively called the “Obligations”).  To the extent you receive payment on account of the Obligations guaranteed hereby, which payment is thereafter set aside or required to be repaid by you in whole or in part, then, to the extent of any sum not finally retained by you (regardless of whether such sum is recovered from you by the Client, its trustee, or any other party acting for, on behalf of or through the Client or its representative), the undersigned’s obligation to you under this Guaranty, as amended, modified or supplemented, shall remain in full force and effect (or be reinstated) until the undersigned have made payment to you therefor, which payment shall be due upon demand.  The undersigned is obligated and agrees to make all payments to you hereunder in US dollars, net of any withholding or value added taxes attributable thereto.

This Guaranty is executed as an inducement to you to make loans or advances to the Client or otherwise to extend credit or financial accommodations to the Client, or to enter into or continue a factoring or financing arrangement with the Client, and is executed in consideration of your doing or having done any of the foregoing.  Each of the undersigned agrees that any of the foregoing shall be done or extended by you in your sole discretion, and shall be deemed to have been done or extended by you in consideration of and in reliance upon the execution of this Guaranty, but that nothing herein shall obligate you to do any of the foregoing.

Notice of acceptance of this Guaranty, the making of loans or advances, or the extension of credit to the Client, the purchase or acquisition of receivables from the Client, the amendment, execution or termination of any of the Agreements or any other agreements between you and the Client, and presentment, demand, protest, notice of protest, notice of non-payment and all other notices to which the Client or the undersigned may be entitled, and your reliance on this Guaranty are hereby waived.  The undersigned also waive notice of: changes in terms or extensions of time of payment, the taking and releasing of collateral or guarantees (including the release of any of the undersigned ) and the settlement, compromise or release of any Obligations, and agrees that the amount of the Obligations shall not be diminished by any of the foregoing.  The undersigned, and each of them, also agree that

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you need not attempt to collect any Obligations from the Client or other obligors or to realize upon any collateral, but may require the undersigned to make immediate payment of Obligations to you when due or at any time thereafter.  You shall not be liable for failure to collect Obligations or to realize upon any collateral or security therefor, or any part thereof, or for any delay in so doing, nor shall you be under any obligation to take any action whatsoever with regard thereto.

In furtherance of the waivers granted in previous paragraph, the undersigned hereby waive and relinquish all rights and remedies accorded by applicable law to guarantors or sureties and agrees not to assert or take advantage of any such rights and remedies, including, without limitation:  (a) any defense based upon (i) any legal incapacity, disability, discharge, or limitation of liability or other defense of Client, any other guarantor or any other person from any cause other than full payment of all sums payable under any such Financing Arrangement or (ii) by your failure to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Client or any principal of Client or any defect in the formation of Client or any principal of Client; (c) any defense based upon Client’s election of any remedy against the undersigned or Client or both, even though such election destroys or otherwise impairs the right of the undersigned to subrogation, reimbursement or indemnity or the right of the undersigned to proceed against Client for reimbursement, or both; (d) any right to require you to proceed against Client or any other person or to proceed against or exhaust any remedy in your power before proceeding against the undersigned; (e) any defense based upon your negligence, including the failure to perfect any security interest, or the failure to file a claim in any bankruptcy of Client or any guarantor or other person; (f) any defense based upon the modification, renewal, extension or other alteration of any Financing Arrangement or any of the obligations hereby guarantied, or of the documents executed in connection therewith; (g) any defense based upon or arising out of any defense which Client or any guarantor or other person may have to the performance of any part of the obligations hereby guarantied; (h) any defense based upon your failure to disclose to the undersigned any information you may now or hereafter possess concerning Client’s financial condition or any other circumstances bearing on Client’s ability to pay all sums payable under any Financing Arrangement, regardless of whether you have reason to believe that any such information materially increases the risk beyond that which the undersigned intends to assume or has reason to believe that such information is unknown to the undersigned or has reasonable opportunity to communicate such information to the undersigned, since the undersigned acknowledges that it is fully responsible for being and keeping informed of the financial condition of the Client and of all circumstances bearing on the risk of non-payment of any indebtedness hereby guarantied; (i) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (j) any defense based upon Client’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111 (b) (2) of the Federal Bankruptcy Code or any successor statute; (1) any right of subrogation, any right to enforce any remedy which you may have against Client and any right to participate in, or benefit from, any security for any borrowing, factoring or financing agreement now or hereafter held by you; (m) presentment, demand, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on your part or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by you as collateral or in connection with any indebtedness hereby guarantied; and (n) the benefit of any statute of limitations affecting any indebtedness or the performance of any obligation hereby guarantied.

The undersigned agrees that the payment of all sums payable under any borrowing, factoring or financing agreement or any part thereof or other act which toll any statute of limitations applicable to any such borrowing, factoring or financing agreement shall similarly operate to toll the statute of limitations applicable to the undersigned’s liability hereunder.  Without limiting the generality of the foregoing or any other provision hereof, the undersigned expressly waives any and all benefits which might otherwise be available to the undersigned under California Civil Code Section 2809, 2810, 2819,

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2839, 2845, 2848, 2849, 2850, 2899 and 3433, California Code of Civil Procedure Sections 580(a), 580(b), 580(d), and 726, and Division 9 of the California Commercial Code, or any of such sections.

The undersigned understands that but for this waiver, the undersigned might not be liable for any deficiency after you exercise your right to any foreclosure on property.  Nevertheless, the undersigned knowingly and fully waives his, her or its rights under such defense and understands and acknowledges that the undersigned shall be liable for any deficiency after you exercise remedies allowed it under any borrowing, factoring or financing agreement or under the California Commercial Code since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

This Guaranty is absolute, unconditional and continuing, regardless of the validity, regularity or enforceability of any of the Obligations or the fact that a security interest or lien in any collateral or security therefor may not be enforceable by you or may otherwise be subject to equities or defenses or prior claims in favor of others or may be invalid or defective in any way and for any reason, including any action, or failure to act, on your part.  The liability of the undersigned under this Guaranty shall be unaffected by the death of any of the undersigned.  Payment by the undersigned shall be made to you at your office from time to time on demand as Obligations become due, and one or more successive or concurrent actions may be brought hereon against the undersigned (or any one or more of them) either in the same action in which the Client is sued or in separate actions.  In the event any claim or action, or action on any judgment, based on this Guaranty, is made or brought against the undersigned, the undersigned agree not to assert against you any setoff or counterclaim which the Client may have, and further the undersigned agree not to deduct, setoff, or seek to counterclaim for or recoup, any amounts which are or may be owed by you to the undersigned, or for any loss of contribution from any other guarantor.  Furthermore, in any litigation based on the Guaranty in which you and any of the undersigned shall be adverse parties, the undersigned hereby waive the right to interpose any defense based upon any statute of limitations or any claim of laches and waive the performance of each and every condition precedent to which the undersigned might otherwise be entitled by law.  Each of the undersigned hereby consent to the in personam jurisdiction of the courts of California.  In the event that you bring any action or suit in any court of record of the state of California or the Federal Government to enforce any or all liabilities of the undersigned hereunder, service of process may be made on the undersigned by mailing a copy of the summons to the undersigned at the address below set forth.

All sums at any time to the credit of the undersigned and any property of the undersigned on which you at any time have a lien or security interest, or of which you at any time have possession, shall secure payment and performance of all Obligations and any and all other obligations of the undersigned to you however arising.  The undersigned shall have no right of subrogation, indemnification or recourse to any Obligations or collateral or guarantees therefor, or to any assets of the Client.

In the event of any breach of, default under or termination of any of the Agreements between you and the Client, or in the event that the undersigned shall fail to observe or perform any agreements, warranties, or covenants contained herein, or on the death of any of the undersigned, or should any of the undersigned dissolve or cease its business, call a meeting of its creditors, fail to meet its debts as they mature, commit an act of bankruptcy, have commenced by or against the undersigned any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law, then the liability of all of the undersigned for the entire Obligations shall mature even if the liability of the Client therefor does not.

This Guaranty may be terminated as to any one of the undersigned only upon actual receipt by one of your officers of at least ninety (90) days prior written notice of termination sent by registered or certified mail; provided however, that any of the undersigned so terminating this Guaranty shall remain bound hereunder, and this Guaranty shall continue in full force and effect, with respect to any and all Obligations created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals or modifications of said pre-existing Obligations.  Termination as to any one of

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the undersigned shall not affect the obligations of any of the other undersigned, nor relieve the one giving such notice from liability for any post termination collection expenses or interest.  This is a continuing Guaranty and written notice as above provided shall be the only means of termination, notwithstanding the fact that for certain periods of time there may be no Obligations owing to you by the Client.

Your books and records showing the account between you and the Client shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth.  Your monthly statements rendered to the Client shall be binding upon the undersigned (whether or not the undersigned received copies thereof) and, shall constitute an account stated between you and the Client, unless you shall have received a written statement of the Client’s exceptions within thirty (30) days after the statement was mailed to the Client.

This Guaranty embodies the whole agreement of the parties and may not be modified except in writing, and no course of dealing between you and any of the undersigned shall be effective to change or modify this Guaranty.  Your failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative.  No knowledge of any breach or other nonobservance by any of the undersigned of the terms and provisions of this Guaranty shall constitute a waiver thereof, nor a waiver of any obligations to be performed by the undersigned hereunder.

This Guaranty is executed and given in addition to, and not in substitution, reduction, replacement or satisfaction of any other endorsements or guarantees of the Obligations, now existing or hereafter executed, by any or all of the undersigned, or others in your favor.

When used in this Guaranty all pronouns shall, wherever applicable, be deemed to include the plural as well as the masculine and feminine gender.  This Guaranty shall inure to the benefit of you, your successors and assigns and any parent, subsidiary or affiliate of yours, as well as to any concern which you may now or hereafter factor or finance; shall be binding jointly and severally upon the undersigned and upon the respective heirs, executors, administrators, successors and assigns of each of the undersigned; and shall pertain to the Client and its successors and assigns.  This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed an original and such counterparts shall, together, constitute but one and the same document.

It is understood however, that notwithstanding the amount that may be owing to you at any time by the Client, the liability of the undersigned, by reason of this Guaranty, shall not, in the aggregate exceed the sum of US$2,000,000.00 (exclusive of costs, attorneys’ fees and expenses referred to herein).

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TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY OUT OF THIS GUARANTY OR ANY OTHER AGREEMENT OR TRANSACTION BETWEEN US OR TO WHICH WE ARE BOTH PARTIES.

This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty effective as of the date above set forth.

WATERFORD WEDGWOOD PLC

By:	/s/ Patrick Dowling
Name: PATRICK DOWLING
Title: Group Secretary

Address:	1/2 Upper Hatch Street
Dublin 2, Ireland

EXECUTED BEFORE ME THIS 22ND DAY OF FEBRUARY 2002 BY PATRICK DOWLIWG WHO IS PERSONALLY KNOWN TO ME

/s/ Declan C. Hayes

DECLAN C. HAYES Notary Public Commissioned for Life Arthus Cox Building Earlsfort Terrace Dublin, Ireland

[SEAL]

APOSTILLE
(Convention de La Haye du 5 octobre 1961)

1.	Country: Ireland
This public document
2.	Has been signed by Declan C. Hayes
3.	acting in the capacity of Notary Public
4.	bears the seal/stamp of

Certified

5.	at Dublin	6. The 22 February 2002
7.	by the Department of Foreign Affairs

8.	No. 3618/n
9.	Seal/stamp:	10. Signature:	/s/ Valene Mc Clean
[SEAL]

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